SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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☐  Confidential, for Use of the Commission Only
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material under §240.14a-12

Astronics Corporation
(Name of Registrant as specified in its charter)

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ASTRONICS CORPORATION
130 COMMERCE WAY, EAST AURORA, NEW YORK 14052-2191

Dear Fellow Shareholders:

It is my pleasure to invite you to attend the 2006 Annual Meeting of Shareholders to be held at the offices of our subsidiary, Luminescent Systems, Inc., 130 Commerce Way, East Aurora, New York, at 10:00 a.m. on Friday, May 12, 2006. The doors will open at 9:30 a.m. Please arrive early and join us for a tour of our facility. Directions are on the inside cover.

Your vote is important. To be sure your shares are voted at the meeting, even if you are unable to attend in person, please sign and return the enclosed proxy card(s) as promptly as possible. This will not prevent you from voting your shares in person if you do attend.

The Annual Meeting of Shareholders will be held to consider and take action with regard to the election of six directors, the approval of the selection of the Company’s auditors and the amendment of the Company’s Employee Stock Purchase Plan.

Complete details are included in the accompanying proxy statement.

I look forward to meeting with you and hearing your views on the progress of Astronics.

Kevin T. Keane
Chairman of the Board

Buffalo, New York
March 27, 2006

DIRECTIONS TO LUMINESCENT SYSTEMS, INC.
130 COMMERCE WAY, EAST AURORA, NY 14052-2191:

•	From I-90 (NYS Thruway), take exit 54 “Route 400 South.”

•	Take Route 400 South for about 11 miles to the “Route 20A/East Aurora” exit.

•	Turn right at the end of the exit ramp onto Route 20A. Continue on 20A (also known as Main Street in East Aurora) through the village of East Aurora. After approximately 1.5 miles you will continue through a traffic circle (stay on Route 20A).

•	Continue on 20A for about .75 miles. Turn left onto Commerce Way (US Post Office is on corner). LSI is at the end of Commerce Way.

Luminescent Systems, Inc. telephone number: 716-655-0800.

ASTRONICS CORPORATION
130 COMMERCE WAY, EAST AURORA, NEW YORK 14052-2191

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF ASTRONICS CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Astronics Corporation will be held at Luminescent Systems Inc., 130 Commerce Way, East Aurora, New York, on Friday, May 12, 2006 at 10:00 a.m., to consider and take action on the following:

1.	The election of six directors of the Company to serve for the ensuing year and until the next annual meeting of Shareholders and the election and qualification of their successors.

2.	The amendment of the Company’s Employee Stock Purchase Plan.

3.	The selection of Ernst & Young LLP, independent registered public accounting firm, as auditors of the Company for the current fiscal year.

4.	The transaction of such other business as may properly come before the meeting or any adjournments thereof.

FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only Shareholders of record at the close of business on March 17, 2006 will be entitled to notice of the meeting and to vote at the meeting.

SHAREHOLDERS WHO WILL BE UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON MAY ATTEND THE ANNUAL MEETING BY PROXY. SUCH SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) IN THE RETURN ENVELOPE ENCLOSED.

By Order of the Board of Directors

DAVID C. BURNEY, Secretary

Buffalo, New York
Dated: March 27, 2006

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
May 12, 2006

This Proxy Statement and the enclosed form of proxy are furnished to the shareholders of ASTRONICS CORPORATION, a New York corporation (“Astronics” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 12, 2006 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. In addition to solicitation by mail, to the extent necessary to ensure sufficient representation at the Annual Meeting, solicitations may be made by personal interview, telecommunication by officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. It is contemplated that this Proxy Statement and the related form of proxy will be first sent to shareholders on or about April 3, 2006.

If the enclosed proxy is properly executed and returned, and the Shareholder specifies a choice on the proxy, the shares represented thereby will be voted (or withheld from voting) in accordance with the instructions contained therein. If the proxy is executed and returned but no specification is made, the proxy will be voted FOR the election of each of the nominees for director listed below, FOR the proposal to ratify the appointment of independent auditors and FOR the proposal to amend the Employee Stock Purchase Plan.

Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time prior to its use, by a shareholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company. A notice of revocation need not be on any specific form.

Record Date and Voting Securities

The Board of Directors has fixed the close of business on March 17, 2006 as the record date for determining the holders of Common Stock and Class B Stock entitled to notice of and to vote at the meeting. On March 17, 2006, Astronics had outstanding and entitled to vote at the meeting a total of 6,423,523 shares of Common Stock and 1,485,578 shares of Class B Stock. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Class B Stock is entitled to ten votes on all matters to be brought before the meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Class B Stock entitled to vote at the Annual Meeting will constitute a quorum. Each nominee for election as a director requires a plurality of the votes cast in order to be elected. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. A majority of the votes cast is required to approve the selection of the Company’s auditors and the amendment of the Company’s Employee Stock Purchase Plan. Under the law of the State of New York, the Company’s state of incorporation, only votes cast by the shareholders entitled to vote are determinative of the outcome of the matter subject to shareholder vote. Votes withheld will be counted in determining the existence of a quorum, but will not be counted towards such nominee’s or any other nominee’s achievement of plurality or in determining the votes cast on any other proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

The shareholders are being asked to elect six directors to the Company’s Board of Directors to hold office until the election and qualification of their successors at the next annual meeting. The six directors who are so elected will be all of the directors of the Company. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the six nominees named below. If any of the nominees should be unable to serve as a director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not anticipated that any of the nominees will be unable to serve.

All nominees have been members of the Board since the date indicated. The nominees for director, their ages, their principal occupations during at least the past five years, their positions and offices with Astronics and the date each was first elected a director of Astronics are as follows:

	Positions and	First Elected
Name and Age	Offices with	or Appointed
of Nominee	Astronics	Director

Raymond W. Boushie Age 65	Director; Compensation, Audit and Nominating/Governance Committees of the Board of Directors.	2005
Robert T. Brady Age 65	Director; Compensation, Audit, and Nominating/Governance Committees of the Board of Directors.	1990
John B. Drenning Age 68	Director; Compensation and Nominating/Governance Committees of the Board of Directors.	1970
Robert J. McKenna Age 57	Director; Compensation, Audit, and Nominating/Governance Committees of the Board of Directors.	1996
Kevin T. Keane Age 73	Chairman of the Board and Director of the Company.	1970
Peter J. Gundermann Age 43	Director, President, and Chief Executive Officer of the Company.	2001

Raymond W. Boushie recently retired as President of the Aerospace & Electronics segment of Crane Co. , a segment with approximately $430 million in revenues. Mr. Boushie was previously President of Crane’s Hydro-Aire Operation. Mr. Boushie received his B.A. from Colgate University, an Associate Metallurgy degree from Reynolds Metals Co. and has completed graduate work at the University of Michigan and the Wharton School of Finance and Commerce of the University of Pennsylvania.

Robert T. Brady is the Chairman of the Board, President and Chief Executive Officer of Moog Inc., a publicly traded company that is a designer and manufacturer of high performance, precision motion and fluid controls and control systems for use in aerospace, defense and industrial markets. Prior to joining Moog in 1966, Mr. Brady served as an officer in the U.S. Navy. Mr. Brady received his B.S. in Mechanical Engineering from the Massachusetts Institute of Technology and his M.B.A. from Harvard Business School.

John B. Drenning is a partner in the Buffalo, New York law firm of Hodgson Russ LLP and has been in the private practice of law since 1964. Mr. Drenning received his law degree from Cornell University.

Robert J. McKenna was President and Chief Executive Officer of Wenger Corporation, a manufacturer of facility products for performing arts and education markets from 2001 through 2005. From 1994 to 2001, Mr. McKenna was Chairman of the Board, President and Chief Executive Officer of Acme Electric Corporation, a manufacturer of power conversion systems for electronic and electrical systems. Mr. McKenna received a B.S. in Business Management from Western Kentucky University.

Kevin T. Keane has been Chairman of the Company since 1974. Mr. Keane was previously the President and Chief Executive Officer of the Company. Mr. Keane began his career with the Company as Executive Vice President in 1970 and remains active in his role as Chairman of the Board of the Company. He holds an A.B. in Economics and a M.B.A. from Harvard University.

Peter J. Gundermann has held the position of President and Chief Executive Officer of the Company since 2003. Mr. Gundermann has held the position of President of Luminescent Systems, Inc., since 1991 and has been with the Company since 1988. He holds a B.A. in Applied Mathematics and Economics from Brown University and earned a M.B.A. from Duke University.

Other Directorships

In addition to serving as a member of the Astronics Board of Directors, Robert T. Brady is presently serving on the board of directors of the following other publicly-traded companies: Moog Inc., Seneca Foods Corporation, M&T Bank Corporation and National Fuel Gas Company. In addition to serving as a member of the Astronics Board of Directors, Mr. Boushie is presently serving on the board of directors of Moog Inc. Messrs. Robert J. McKenna and Kevin T. Keane are also members of the Board of Directors of MOD-PAC CORP., a former subsidiary of the Company that was spun-off to the Company’s shareholders in March 2003.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors Independence

The Board of Directors has determined that Messrs. Boushie, Brady and McKenna are independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards as currently in effect. In addition, the Board of Directors has determined that Mr. Drenning is independent within the meaning of the NASDAQ director independence standards for all purposes except for service on the Company’s Audit Committee.

Board of Directors Meetings and Standing Committees

The Board of Directors has three standing committees: an Audit Committee, Compensation Committee, and Nominating/Governance Committee. During the year ended December 31, 2005, the Board of Directors held four meetings. Each director attended at least 75% of the meetings of the Board of Directors and of all committees on which he served.

The Audit Committee consists of Messrs. Brady (Chair), Boushie and McKenna, each of whom is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards as currently in effect. In 2005, the Board of Directors determined that Messrs. Brady and McKenna were each an “audit committee financial expert” as defined under federal securities laws. Information regarding the functions performed by the Audit Committee and its membership is also set forth in the “Report of the Audit Committee,” included in this proxy statement. The Audit Committee held two meetings in 2005. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which was attached as Appendix A to the Company’s proxy statement filed with the Securities and Exchange Commission on March 26, 2004. The charter of the Audit Committee is also posted on the Investor Relations section of the Company’s website at www.astronics.com.

The Compensation Committee consists of Messrs. Drenning (Chair), Boushie, Brady and McKenna, each of whom is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards as currently in effect. The Compensation Committee is responsible for reviewing and approving compensation levels for the Company’s executive officers and reviewing and making recommendations to the Board of Directors with respect to other matters relating to the compensation practices of the Company. The Compensation Committee held one meeting in 2005.

The Nominating/Governance Committee consists of Messrs. McKenna (Chair), Boushie, Brady and Drenning, each of whom is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards as currently in effect. The Nominating/Governance Committee is responsible for evaluating and selecting candidates for the Board of Directors and addressing corporate governance matters on behalf of the Board of Directors. In performing its duties to recommend nominees for the Board of Directors, the Nominating/Governance Committee seeks director candidates with the following qualifications, at a minimum: high character and integrity;

substantial life or work experience that is of particular relevance to the Company; sufficient time available to devote to his or her duties; and ability and willingness to represent the interests of all shareholders rather than any special interest group. The Nominating/Governance Committee may use third-party search firms to identify Board of Director candidates. It also relies upon recommendations from a wide variety of its contacts, including current executive officers, directors, community leaders and shareholders, as a source for potential candidates. Shareholders wishing to submit or nominate candidates for election to the Board of Directors must supply information in writing regarding the candidate to the Nominating/Governance Committee at the Company’s executive offices in East Aurora, New York. This information should include the candidate’s name, biographical data and qualifications. Generally, the Nominating/Governance Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon biographical data and qualifications. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Additional information regarding proposed nominees may be requested. On the basis of the information gathered in this process, the Nominating/Governance Committee determines which nominee to recommend to the Board of Directors. The Nominating/Governance Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation. The Nominating/Governance Committee held one meeting in 2005. The Nominating/Governance Committee is not governed by a written charter but acts pursuant to a resolution adopted by the Board of Directors addressing the nomination process as required by federal securities laws and NASDAQ Stock Market, Inc. regulations.

Executive Sessions of the Board

Non-management directors meet regularly in executive sessions. “Non-management” directors are all those directors who are not Company employees and includes directors, if any, who are not independent as determined by the Board of Directors. The Company’s non-management directors consist of all of its current directors, except Messrs. Keane and Gundermann. An executive session of the Company’s non-management directors is generally held in conjunction with each regularly scheduled Board of Directors meeting. Additional executive sessions may be called at the request of the Board of Directors or the non-management directors.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics which is applicable to its Chief Executive Officer, Chief Financial Officer as well as all other directors, officers and employees of the Company. This Code of Business Conduct and Ethics is posted on the Investor Relations section of the Company’s website at www.astronics.com. The Company will disclose any amendment to this Code of Business Conduct and Ethics or waiver of a provision of this Code of Business Conduct and Ethics, including the name of any person to whom the waiver was granted, on its website.

Compensation of Directors

For 2005, each non-management director with the exception of the Chairman of the Board of Directors was paid an annual retainer of $20,000. The Chairman of the Board of Directors was paid an annual retainer of $30,000. Directors are permitted to defer their compensation.

The Company’s 2005 Director Stock Option Plan (the “Plan”) for Directors of the Company who are not officers or employees of the Company provides for the grant of options to purchase up to an aggregate of 200,000 shares of Common Stock (subject to adjustment to reflect share distributions). Directors who are not officers or employees of the Company or its subsidiaries are eligible to receive options under this Plan at the discretion of a committee appointed by the Board of Directors who are not eligible to participate in the Plan. Under the Plan, the option price is not less than the fair market value of the shares optioned on the date of grant. There is no limit on the number of options that a participant may be granted under the Plan. Options are exercisable beginning six months after grant and for so long as the holder is a director of the Company, but not longer than ten years from the date of grant.

On March 6, 2006, the committee charged with administration of the Plan granted options to purchase 5,000 shares of Common Stock to Messrs. Boushie, Brady, Drenning, Keane and McKenna, each at an exercise price of $13.41 per share expiring on March 6, 2016.

Directors’ and Officers’ Indemnification Insurance

On March 1, 2006, the Company renewed a Directors’ and Officers’ Liability Insurance policy written by The Chubb Group for a one year term expiring February 28, 2007 at an annual premium of $106,000. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. No significant payments or claims of indemnification or expenses have been made under any such insurance policies by the Company at any time.

Contacting the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to: Board of Directors, Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052. Shareholders who would like their submission directed to a particular director may so specify and the communication will be forwarded, as appropriate.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management and the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors. The Board of Directors has also determined that the members of the Committee are independent as defined in the regulations. The Board of Directors has determined that Mr. Brady and Mr. McKenna, each an independent director, are “audit committee financial experts,” as defined in applicable regulations.

February 17, 2006

Robert T. Brady, Chairman
Raymond W. Boushie
Robert J. McKenna

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”) determines the compensation of the Chief Executive Officer and the other executive officers of the Company and its subsidiaries. The Committee is composed entirely of directors who are neither executive officers nor employees of the Company. In addition to determining the salary and bonus compensation for all the Company’s executive officers, the Committee determines the grants under the Company’s Incentive Stock Option Plan and oversees the administration of other compensation plans and programs

Compensation of Executive Officers Generally

The Company’s executive compensation program is designed to link executive pay to Company performance and to provide an incentive to executives to manage the Company with a view to enhancing stockholder value. Compensation criteria are evaluated annually to ensure they are appropriate and consistent with business objectives. Executive compensation policies and programs are intended to provide rewards related to Company, subsidiary and individual performance, stockholder value, retention of a strong management team and the encouragement of professional development and growth.

Components of Compensation

The primary components of the Company’s executive compensation program are salary, bonuses and stock options which become exercisable over time.

Salary and Bonuses.  The Committee reviews the salary of executive officers annually. The Committee’s review takes into consideration the Company’s performance with respect to customary financial and operating yardsticks, including revenues, operating income, earnings, cash flow, and return on shareholder equity. In making salary decisions, the Committee exercises its discretion and judgment based on the foregoing criteria, without applying a specific formula to each factor considered. The Committee also reviews an annual survey of the compensation levels of executives in similar industry segments. A substantial portion of executive compensation each year is in the form of bonuses, which are awarded by the Committee immediately following the fiscal year just concluded.

Stock Options.  The Committee believes that stock options are an important method of rewarding management and of aligning management’s interests with those of the stockholders. The Committee also recognizes that the Company conducts its business in competitive industries and that, in order to remain competitive and pursue a growth strategy, it must employ talented executives and managers. The Company believes that stock options are important in attracting and retaining such employees. For these reasons, the Company adopted the Incentive Stock Option Plan as a stock-based incentive program primarily for its officers and managers. Under the Incentive Stock Option Plan, the Committee may grant options to officers and managers who are expected to contribute to the Company’s success. In determining the size of stock option grants, the Committee focuses primarily on the Company’s performance and the role of the executives and managers in accomplishing performance objectives. Stock options generally become exercisable in equal installments over a five-year period and are granted with an exercise price equal to the fair market value of the Common Stock as of the date of grant.

The Committee intends to continue using stock options as a long-term incentive for executive officers and managers. Because options provide rewards only to the extent the Company’s stock price increases and to the extent the executives remain with the Company until the options become exercisable, the Committee believes that stock options granted under the Incentive Stock Option Plan are an appropriate means to provide executives and managers with incentives that align their interests with those of stockholders.

Compensation of the Chief Executive Officer

Mr. Gundermann, our Chief Executive Officer, was compensated in 2005 utilizing the same general philosophy and criteria described above. The Committee believes that Mr. Gundermann’s total compensation for the 2005 fairly and sufficiently rewarded him for performance.

John B. Drenning, Chairman
Raymond W. Boushie
Robert T. Brady
Robert J. McKenna

Executive Compensation Summary Table

The following tabulation shows on an accrual basis the compensation for the three fiscal years ended December 31, 2005, received by the highest paid executive officers of the Company who received more than $100,000:

SUMMARY COMPENSATION TABLE

						Long
						Term
						Compensation
		Annual Compensation				Awards
				Other		Securities
				Annual		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)		Options	Compensation(2)

Peter J. Gundermann	2005	$246,000	$39,000	$22,744		45,000	$12,843
President, Chief	2004	224,000	—	71,303	(3)	84,800	12,423
Executive Officer	2003	223,000	—	18,115		33,547	13,000
David C. Burney	2005	$135,000	$47,000	$21,123		15,650	$9,150
Vice President, Chief	2004	103,000	3,430	21,344		19,500	7,553
Financial Officer,	2003	94,076	4,327	50,490		3,727	9,317
Secretary and Treasurer

(1)	Represents personal use of company-leased automobiles or automobile allowance, medical expense, club dues, and related gross-up for income taxes.

(2)	Represents amounts accrued under the Company’s Profit Sharing/401(k) Retirement Plan. See, also, discussion under “Supplemental Executive Retirement Plan.”

(3)	Includes reimbursed relocation expenses and related gross-up for income taxes.

Executive Employment Agreements

Mr. Gundermann serves as our President and Chief Executive Officer under an Employment Benefit Termination Agreement dated December 16, 2003. The agreement was effective as of December 16, 2003 and ends upon Mr. Gundermann’s attainment of age 70, unless earlier terminated in accordance with the terms of the agreement. Under this agreement, Mr. Gundermann receives an annual salary and annual bonuses as determined by the Compensation Committee. He is also eligible to participate in the Company’s employee benefit plans and to receive fringe benefits made generally available to our senior management.

In the event Mr. Gundermann’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, he will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of two times his then current annual base salary or two times his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of two years from the termination date, continue to be provided with an automobile or reimbursement of automobile expense. Mr. Gundermann has the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Mr. Gundermann will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of two years from the termination date, health, life and disability insurance coverages for which he was eligible during his employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs.

Mr. Burney serves as our Vice President, Chief Financial Officer, Secretary and Treasurer under an Employment Benefit Termination Agreement dated December 16, 2003. The agreement was effective as of December 16, 2003 and ends upon Mr. Burney’s attainment of age 70, unless earlier terminated in accordance with the terms of the agreement. Under this agreement, Mr. Burney receives an annual salary and annual bonuses as determined by the Compensation Committee. He is also eligible to participate in the Company’s employee benefit plans and to receive fringe benefits made generally available to our senior management.

In the event Mr. Burney’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, he will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of his then current annual base salary or his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of one year from the termination date, continue to be provided with an automobile or reimbursement of automobile expense. Mr. Burney has the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Mr. Burney will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of one year from the termination date, health, life and disability insurance coverages for which he was eligible during his employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs.

Under the agreements with Mr. Gundermann and Mr. Burney, a “change in control” means and is deemed to have occurred if there is a transfer in one or more transactions, extending over a period of not more than 24 months, of Common Stock of the Company possessing 25% or more of the total combined voting power of all of the Company’s Class A and Class B shares of Common Stock. A transfer shall be deemed to occur if shares of Common Stock are either transferred or made the subject of options, warrants or similar rights granting a third party the opportunity to acquire ownership or voting control of such Common Stock.

Stock Option Grant Table

The following table sets forth information concerning stock option grants made to Peter J. Gundermann and David C. Burney in 2005.

OPTION GRANTS IN 2005

		Percent
		of
		Total
		Options/SARs
	Number	Granted			Potential Realizable Value
	of	To			at Assumed Annual Rates of
	Securities	Employees			Stock Price Appreciation
	Underlying	in	Exercise		for Option Term(2)
	Options	Fiscal	Price	Expiration	5%	10%
Name	Granted(1)	Year	($/Sh)	Date	($)	($)

Peter J. Gundermann	20,000	13.4%	$6.50	2/19/2015	$82,000	$207,000
	25,000	16.8%	$9.83	12/13/2015	$155,000	$392,000
David C. Burney	8,750	5.9%	$6.50	2/19/2015	$36,000	$91,000
	6,900	4.6%	$9.83	12/13/2015	$43,000	$108,000

(1)	Represents options granted under the 2001 Stock Option Plan.

(2)	Potential realizable values are based on the assumed annual growth rates for the option term. The amounts set forth are not intended to forecast future appreciation, if any, of the stock price, which will depend on market conditions and the Company’s future performance and prospects.

Stock Option Exercises and Fiscal Year-End Value Table

The following table provides information as to stock options exercised during the fiscal year ended December 31, 2005 and the value of each such executive officer’s unexercised options at December 31, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

	Shares
	Acquired		Number of Securities		Value of Unexercised
	on		Underlying Unexercised		In-the-Money Options at FY-
	Exercise	Value	Options at FY-End (#)		End ($)(2)
Name	(#)	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter J. Gundermann	25,797	168,335	63,001	140,168	239,945	590,499
David C. Burney	—	—	14,210	34,294	70,078	142,175

(1)	Market value of stock at exercise less exercise price or base price.

(2)	Based upon the closing price of the Company’s Common Stock on the Nasdaq National Market System on December 31, 2005 of $10.75 per share.

Equity Compensation Plan Information

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 17 2006, including the 1992 and 2001 Stock Option Plans, the 1993, 1997 and 2005 Directors Stock Option Plans and the Employee Stock Purchase Plan.

Number of
Securities Remaining
	Number of		for Future
	Securities to		Issuance under
	be Issued	Weighted Average	Equity Compensation
	upon Exercise	Exercise Price of	Plans (excluding
	of Outstanding	Outstanding	securities reflected
	Options, Warrants	Options, Warrants	in column
Plan Category	and Rights	and Rights	(a))

Equity compensation plans approved by security holders	879,171	$6.92	813,077
Equity compensation plans not approved by security holders	—	—	—

Total	879,171	$6.92	813,077

Supplemental Executive Retirement Plan Table

The Company has a non-qualified supplemental retirement defined benefit plan for certain executives which targets a retirement benefit based on 65% of the three-year average compensation. SERP benefits are payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP and each of whom, upon termination of employment, has attained age 65 with not less than 10 years of service (as defined) or at age 60 or later with a combined total of age and years of service equal to 90. As of March 17, 2006 Peter J. Gundermann was the only non-retired participant in the SERP.

For purposes of illustration, the following tables show the estimated amounts of annual retirement income that would be payable at the present time under various assumptions as to compensation and years of service to employees who participate in the SERP. The amounts presented are subject to reduction for Social Security benefits and for Profit Sharing benefits earned under the Company’s Defined Profit Sharing/401(k) Plan. A discount factor applies for retirement-eligible participants who start to receive benefits before attaining age 65.

ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN TABLE

	Years of Service
Three Year Average Compensation	10	15	20	25	30

200,000	$100,000	$110,000	$120,000	$130,000	$130,000
250,000	125,000	137,500	150,000	162,500	162,500
300,000	150,000	165,000	180,000	195,000	195,000
350,000	175,000	192,500	210,000	227,500	227,500
400,000	200,000	220,000	240,000	260,000	260,000
450,000	225,000	247,500	270,000	292,500	292,500
500,000	250,000	275,000	300,000	325,000	325,000

Peter J. Gundermann has 18 years of credited service.

CORPORATE PERFORMANCE GRAPH

The following graph compares the yearly changes in cumulative total shareholder return of (i) the Company, (ii) the S&P 500 and (iii) the NASDAQ US and Foreign Index for a period of five years commencing December 31, 2000 and ending December 31, 2005.

The market price for Astronics Corporation Stock has been adjusted to reflect the March 14, 2003 distribution of the stock of its former subsidiary, MOD-PAC CORP., to the shareholders of Astronics Corporation.

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2000

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning persons known to the Company to own more than 5% of the outstanding shares of Common Stock or Class B Stock and the number of shares and percentage of each class beneficially owned by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group as of March 17, 2006 (an asterisk indicates less than 1% beneficial ownership of the class):

	Shares of		Shares of
	Common Stock		Class B Stock
Name and Address of Owner(1)	Number	Percentage	Number	Percentage

Raymond W. Boushie	4,000	*	—	*

Robert T. Brady(2)	88,066	1.4%	33,499	2.2%

David C. Burney(3)	19,661	*	2,854	*

John B. Drenning(4)	123,100	1.9%	75,653	5.1%

Peter J. Gundermann(5)	182,970	2.8%	59,769	4.0%

Kevin T. Keane(6)	381,280	5.8%	515,715	34.6%

Robert J. McKenna(7)	41,281	*	14,964	1.0%

FMR Corp.(8)	749,143	11.7%	—	*
82 Devonshire Street
Boston MA 02109

Oak Forest Investment Management, Inc.(9)	451,147	7.0%	—	*
9705 Carmel Court
Bethesda, MD 20817

Lewis Capital Management, LLC(10)	365,929	5.7%	—	*
9454 Wilshire Blvd, Suite M1
Beverly Hills, CA 90212

Athena Capital Management, Inc.(11)	334,421	5.2%	—	*
Minerva Group L.P., David P. Cohen
621 E. Germantown Pike
Suite 105
Plymouth Valley, PA 19401

All directors and executive officers as a group, (7 persons)(12)	840,358	12.4%	702,454	45.8%

(1)	The address for all directors and officers listed is: 130 Commerce Way, East Aurora, New York 14052-2191.

(2)	Includes 46,518 shares of Common Stock and 10,094 shares of Class B Stock subject to options exercisable within 60 days.

(3)	Includes 12,099 shares of Common Stock and 2,111 shares of Class B Stock subject to options exercisable within 60 days.

(4)	Includes 46,518 shares of Common Stock and 10,094 shares of Class B Stock subject to options exercisable within 60 days.

(5)	Includes 56,745 shares of Common Stock and 6,256 shares of Class B Stock subject to options exercisable within 60 days and includes 6,114 shares of Common Stock and 3,064 shares of Class B Stock owned by Mr. Gundermann’s spouse, as to which he disclaims beneficial ownership.

(6)	Includes 150,110 shares of Common Stock and 4,411 shares of Class B Stock subject to options exercisable within 60 days and includes 58,879 shares of Common Stock and 24,828 shares of Class B Stock owned by

Mr. Kevin Keane’s spouse or held in a trust for the benefit of Mr. Kevin Keane’s spouse, as to which he disclaims beneficial ownership.

(7)	Includes 40,181 shares of Common Stock and 14,552 shares of Class B Stock subject to options exercisable within 60 days.

(8)	The beneficial ownership information regarding FMR Corp. is based solely upon a Schedule 13G/A filed with the SEC on February 14, 2006. FMR Corp. filed Schedule 13G/A with the SEC on behalf of its wholly-owned subsidiary, Fidelity Management & Research Company, a registered investment advisor. Fidelity Management & Research Company is the beneficial owner of the Common Stock as a result of acting as an investment advisor to various investment companies.

(9)	The beneficial ownership information regarding Oak Forest Investment Management, Inc. is based solely upon a Schedule 13G/A filed with the SEC on January 18, 2006.

(10)	The beneficial ownership information regarding Lewis Capital Management, LLC is based solely upon a Schedule 13G/A filed with the SEC on January 17, 2006.

(11)	The beneficial ownership information regarding Athena Capital Management, Inc., Minerva Group LP and David P. Cohen is based solely upon a Schedule 13G/A filed with the SEC on February 2, 2006.

(12)	Includes an aggregate of 352,171 shares of Common Stock and 47,518 shares of Class B Stock subject to options exercisable within 60 days.

PROPOSAL 2

AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

The Employee Stock Purchase Plan (“ESPP”) was adopted by the Board of Directors in 1984 and approved by our shareholders in 1984. At the time of this approval, 292,970 shares of Common Stock were reserved for issuance under the ESPP. In 1991, our Board of Directors and our stockholders approved an amendment to the ESPP to increase the number of shares reserved for issuance under this plan by 250,000 shares to a new total of 542,970 shares after giving effect to share distributions. In February, 2006, our Board of Directors approved an amendment to the ESPP to increase the number of shares reserved for issuance under this plan by 500,000 shares to a new total of 1,904,675 shares. This amendment is being submitted to our shareholders for approval and a copy of the proposed amendment is attached at exhibit A.

General.  The purpose of the ESPP is to provide an option to buy shares of the Company’s $.01 Par Value Common Stock (the “Shares”) on a convenient payment basis, without payment of brokers’ commissions or the necessity of establishing a broker’s account. Of the 1,404,675 shares of Common Stock currently reserved for issuance under the ESPP, 1,211,582 shares had been issued pursuant to the plan as of December 31, 2005.

Administration.  The ESPP may be administered by the Board of Directors or a committee appointed by the Board of Directors. All questions of interpretation or application of the ESPP are determined by our Board of Directors or its appointed committee, and its decisions are final, conclusive and binding upon all eligible employees.

Eligibility.  To be eligible to participate in the ESPP, an employee must be employed by the Company at least 20 hours per week and more than 5 months in a calendar year, have been employed by the Company or a designated subsidiary for a minimum of one year, and may not own 5% or more of the total voting power or value of all classes of the Company’s stock. Approximately 700 employees are eligible to participate in the ESPP.

Offering Period.  Each eligible employee is limited to one application per calendar year, and it must be received on a date to be determined by the Company, which will be within thirty (30) days of the date on which the purchase price is determined. To participate in the ESPP, an eligible employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions may not exceed 20% of an eligible employee’s compensation for the previous calendar year.

Purchase Price.  Shares of Common Stock may be purchased under the ESPP at a purchase price not less than 85% of the mean between the closing bid and asking prices of Common Stock as reported by NASDAQ on October 1 of each calendar year, or such other date as the Board of Directors may select upon six months notice to the eligible employees.

Payment of Purchase Price; Payroll Deductions.  The purchase price of the shares is accumulated by payroll deductions from the date of the eligible employee’s application to purchase stock under the ESPP to the next succeeding September 30.

Withdrawal.  Generally, an eligible employee may cancel his or her application at any time before the final payment by written notice, but may not cancel his or her application thereafter.

Termination of Employment.  Upon termination of an eligible employee’s employment for any reason, no payroll deductions will be taken from any pay due to the eligible employee. In the event of resignation, involuntary termination of employment, or retirement or death of the eligible employee, the payroll deductions credited to the eligible employee’s account will be returned to him or her with interest or, in the case of death, to the person or persons entitled thereto as provided in the ESPP.

Adjustments.  In the event of any stock dividend, share distribution, subdivision or combination of the Common Stock, appropriate adjustments will be made in the number, kind and purchase price of the shares reserved for purchase under the ESPP. If there is a reclassification or other change in the Common Stock, the Board of Directors will take action as they deem appropriate.

Amendment and Termination of the Plan.  Our Board of Directors may at any time terminate or amend the ESPP. No amendment will be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders’ meeting, if such amendment would require stockholder approval in order to comply with Section 423 of the Internal Revenue Code or NASDAQ listing requirements.

Number of Shares Purchased by Certain Individuals and Groups.  Given that the number of shares that may be purchased under the ESPP is determined, in part, on the stock’s market value on October 1 of each calendar year and given that participation in the ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable.

Certain Federal Income Tax Information.  The following brief summary of the effect of federal income taxation upon the eligible employee and us with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a eligible employee’s death or the income tax laws of any state or foreign country in which the eligible employee may reside.

The ESPP, and the right of eligible employees to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the US Internal Revenue Code. Under these provisions, no income will be taxable to a eligible employee until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the eligible employee will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the calendar year in which the eligible employee purchased the shares and one year from the applicable date of purchase, the eligible employee will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the eligible employee will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a eligible employee except to the extent of ordinary income recognized by eligible employees upon a sale or disposition of shares prior to the expiration of the holding periods described above.

The approval of the amendment to the ESPP to increase the number of shares reserved for issuance under the plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

PROPOSAL 3

APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee, with the approval of the Board of Directors, has selected Ernst & Young LLP, independent registered public accounting firm, to act as auditors of Astronics Corporation for 2006. Representatives of Ernst & Young LLP are expected to attend the meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Audit Fees.  The following table sets forth the fees billed to the Company for the last two fiscal years by the Company’s independent certified public accounts, Ernst & Young LLP:

	2005	2004

Audit fees	$309,328	$115,205
Audit related fees	8,815	18,167
Tax fees	25,344	29,155
All other fees	—	—

Total fees	$343,487	$162,527

The “Audit related fees” in the table above consists of fees for an audit of the 401(k) Profit Sharing Plan and due diligence related to the Company’s acquisition of Astronics Advanced Electronic Systems, Corp. In the table above, “Tax Fees” consists of fees for professional services rendered by Ernst  & Young LLP for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures.  The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee may delegate to an Audit Committee member the authority to approve permitted services provided that the delegated member reports any decisions to the Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During 2005, all executive officers and directors of the Company timely filed with the Securities Exchange Commission all required reports with respect to beneficial ownership of the Company’s securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

John B. Drenning, a director of the Company, is a partner in the law firm of Hodgson Russ LLP. Hodgson Russ performed legal services for the Company in 2005.

PROPOSALS OF SHAREHOLDERS FOR 2007 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2007 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than December 4, 2006.

If a shareholder wishes to present a proposal at the Company’s 2007 Annual Meeting of Shareholders or to nominate one or more directors, and the proposal is not intended to be included in the Company’s proxy materials relating to that meeting, such proposal or nomination(s) must comply with the applicable provisions of the Company’s by-laws and applicable law. In general, the Company’s by-laws provide that with respect to a shareholder nomination for director, written notice must be addressed to the Secretary and be received by the Company no less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. For purposes of the Company’s 2007 Annual Meeting of Shareholders, such notice must be received not later than March 13, 2007 and not earlier than February 11, 2007. The Company’s by-laws set out specific requirements that such written notices must satisfy.

With respect to shareholder proposals (other than nominations for directors) that are not intended to be included in the Company’s proxy materials relating to the 2007 Annual Meeting of Shareholders, such proposals are subject to the rules adopted by the SEC relating to the exercise of discretionary voting authority unless notice of such a proposal is received by the Company no later than February 22, 2007.

OTHER BUSINESS

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

OTHER INFORMATION

Copies of the 2005 Annual Report to Shareholders of Astronics Corporation have been mailed to shareholders. Additional copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Shareholders, may be obtained from Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052-2191.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS, BENEFICIALLY OR OF RECORD ON MARCH 17, 2006, ON REQUEST TO SHAREHOLDER RELATIONS, ASTRONICS CORPORATION, 130 COMMERCE WAY, EAST AURORA, NEW YORK 14052-2191.

BY ORDER OF THE BOARD OF DIRECTORS

David C. Burney, Secretary

Buffalo, New York
March 27, 2006

EXHIBIT A

AMENDMENT TO THE
ASTRONICS CORPORATION EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, pursuant to Section 17.1 of the Astronics Corporation Employee Stock Purchase Plan (the “Plan”), the Board of Directors of Astronics Corporation may amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The second sentence of Section 1.2 is hereby deleted and in its place is substituted the following:

A maximum of 1,904,675 shares will be available for application under the Plan subject to adjustment in accordance with Section 16.

2. The effective date of this amendment is February 17, 2006. In all other respects, the Plan remains unchanged.

ASTRONICS CORPORATION

By:	/s/ Peter J. Gundermann
Peter J. Gundermann, President and
Chief Executive Officer

A-1

130 Commerce Way, East Aurora, NY 14052 Phone 716-805-1599 Fax 716-805-1286

You’re Invited
to the
ANNUAL
SHAREHOLDERS’
MEETING
FRIDAY, MAY 12, 2006, 10:00 A.M.
Luminescent Systems, Inc.
130 Commerce Way
East Aurora, New York
Few people care to attend the Annual Shareholders’ Meeting since they are formal and legalistic, or perhaps because they are not invited.
WE ARE INVITING YOU. This is your company and we would like to have you come and meet us, get to know us and enjoy yourself.
Generally, the meeting takes one hour.
 Please detach and mail in the envelope provided.       
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,
AMENDMENT OF THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN AND APPOINTMENT OF AUDITORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors					2.	To approve the amendment of the Company’s Employee Stock Purchase Plan.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	¡	Raymond W. Boushie
		¡	Robert T. Brady
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	John B. Drenning Peter J. Gundermann		3.	Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2006.	☐	☐	☐
		¡	Kevin T. Keane
☐	FOR ALL EXCEPT (See instructions below)	¡	Robert J. McKenna		4.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

						I plan to attend the Annual meeting.		☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:
This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

ASTRONICS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Kevin T. Keane and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Class B Stock of Astronics Corporation held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on May 12, 2006, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse, all in accordance with and as more fully described in the accompanying Proxy Statement.
     It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.
     This proxy when properly executed will be voted in the manner directed therein by the undersigned. If no other indication is made this proxy will be voted “FOR” Proposals 1, 2 and 3.
(Continued and to be signed on the reverse side.)

14475

130 Commerce Way, East Aurora, NY 14052 Phone 716-805-1599 Fax 716-805-1286

You’re Invited
to the
ANNUAL
SHAREHOLDERS’
MEETING
FRIDAY, MAY 12, 2006, 10:00 A.M.
Luminescent Systems, Inc.
130 Commerce Way
East Aurora, New York
Few people care to attend the Annual Shareholders’ Meeting since they are formal and legalistic, or perhaps because they are not invited.
WE ARE INVITING YOU. This is your company and we would like to have you come and meet us, get to know us and enjoy yourself.
Generally, the meeting takes one hour.
 Please detach and mail in the envelope provided.       
■

THE BOARD OF DIRECTORS RECOMMENDS AVOTE “FOR” THE ELECTION OF DIRECTORS,
AMENDMENT OF THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN AND APPOINTMENT OF AUDITORS.	☒
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

							FOR	AGAINST		ABSTAIN
1. Election of Directors					2.	To approve the amendment of the Company’s Employee Stock Purchase Plan.	☐	☐		☐
		NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡ ¡ ¡ ¡ ¡	Raymond W. Boushie Robert T. Brady John B. Drenning Peter J. Gundermann Kevin T. Keane Robert J. McKenna
					3.	Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2006.	☐	☐		☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)				4.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

									☐
					I plan to attend the Annual meeting.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:
This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

ASTRONICS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Kevin T. Keane and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Common Stock of Astronics Corporation held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on May 12, 2006, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse, all in accordance with and as more fully described in the accompanying Proxy Statement.

It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.
This proxy when properly executed will be voted in the manner directed therein by the undersigned. If no other indication is made this proxy will be voted “FOR” Proposals 1, 2 and 3.
(Continued and to be signed on the reverse side.)

14475